OCEAN WEST HOLDING CORPORATION
26 EXECUTIVE PARK, SUITE 250
IRVINE, CA 92614
949-861-2590

August 1, 2006

Gentlemen:

This letter sets forth the agreement (the “Agreement”) between Ocean West Holding Corporation (“OWHC”), which together with its subsidiaries and affiliates is hereinafter referred to as the “Company” and BK Financial Services, LLC of Syosset, New York and Meyer Capital Corporation of Ketchum, Idaho as consultants (collectively, the “Consultants”).

Any reference in this Agreement to a “party” or the “other party” shall mean Consultant or the Company, as the case may be.

Section 1. Scope of Services Rendered. The Company hereby engages Consultant to act as its advisor to provide the consulting services hereinafter described, as reasonably requested by the Company. It is understood and acknowledged by the parties that the value of Consultant’s advice is not readily quantifiable, and that although Consultant shall be obligated to render the advice contemplated by this Agreement upon the reasonable request of the Company, in good faith, Consultant shall not be obligated to spend any specific amount of time in so doing. Consultant’s duties may include, but will not necessarily be limited to, providing recommendations concerning the following related matters.

(a)    Rendering advice with regard to internal operations, including:

(i)    the formation of corporate goals and their implementation;
(ii)    the Company’s financial structure and its divisions or subsidiaries; and
(iii)    corporate organization and personnel.

(b)    Rendering advice with regard to any of the following corporate finance matters:

(i)    changes in the capitalization of the Company;
(ii)    changes in the Company’s corporate structure;
(iii)    redistribution of shareholdings of the Company’s stock;
(iv)    offerings of securities in public and private transactions;
(v)    alternative uses of corporate assets;
(vi)    structure and use of debt; and
(vii)    sales of stock by insiders pursuant to Rule 144 or otherwise.

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(c)    Rendering investment banking services with regard to any of the following matters: the acquisition of and/or merger with other companies, the sale of the Company itself, or any of its assets, subsidiaries or affiliates, or similar type of transaction (hereinafter referred to as a “Transaction”).

The Company acknowledges and agrees that Consultant has been retained solely to provide the advice or services set forth in this Agreement. Consultant shall act as an independent contractor and any duties of Consultant arising out of its engagement hereunder shall be owed solely to the Company. As Consultant will be acting on the Company’s behalf, the Company agrees to the indemnification and other obligations set forth in Section 7 of this Agreement.

Section 2. Compensation - Cash Fees. As compensation for services to be provided by Consultant hereunder, the Company agrees to pay a monthly retainer (the “Consulting Fee”) of $5,000.00 to Consultant.

Out-of-Pocket Expenses. The Company agrees to reimburse Consultant promptly for all reasonable out-of-pocket expenses incurred (including without limitation all reasonable fees and expenses of counsel) incurred by Consultant in connection with its engagement hereunder upon production of supporting vouchers and receipts therefor.

Section 3. Term of Engagement. This Agreement will expire six (6) months from the date hereof unless extended by the Company on 30 days’ prior written notice. The Agreement, if extended, may then be terminated solely for cause. As set forth in this Section 3, Cause shall be defined to mean:

(i)    Consultant’s neglect or refusal to perform, or if it otherwise fails to perform such duties as are delegated to Consultant by the Chief Executive Officer of the Company;

(ii)    any other conduct consisting a breach of this Agreement or of any code of conduct heretofore or hereafter adopted by the Company;

(iii)    Consultant (or its CEO’s) conviction (including a conviction on a nole contendere plea) of a felony or misdemeanor (other than minor traffic offenses);

(iv)    any willful, intentional, or grossly negligent act having the effect of inuring Consultant’s reputation or the reputation or business of the Company.

Upon expiration of this Agreement, Consultant will be entitled to prompt payment of all reasonable fees accrued prior to such expiration and reimbursement of all reasonable out-of-pocket expenses as provided pursuant to the provisions set forth in Section 2 above. Sections 5, 6, 7, 8, 9, 10 and 11 of this Agreement will also remain operative and in full force and effect regardless of the expiration of this Agreement.

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Section 4. Cooperation. The Company will furnish Consultant with all financial and other information and data as Consultant believes, acting reasonably, are appropriate in connection with its activities on the Company’s behalf, and shall provide Consultant full access to its officers, directors, employees and professional advisors.

The Company recognizes and confirms that Consultant, in connection with performing its services hereunder, (i) will be relying without investigation upon all information that is available from public sources or supplied to it by or on behalf of the Company or its advisors; (ii) shall not in any respect be responsible for the accuracy or completeness of, or have any obligation to verify, the same; and (iii) will not conduct any appraisal of any assets of the Company.

Consultant covenants that it shall not make any unauthorized or untrue statement relating to the Company in providing the services on behalf of the Company hereunder and agrees that it shall indemnify the Company for any breach of this obligation pursuant to the terms and conditions of Section 8 of this Agreement.

The Company covenants not to undertake any public offering or other issuance of its common shares or the Securities in contravention of the Laws.

Section 5. Confidentiality. The Company agrees that any advice in writing and designated as confidential (the “Consultant Confidential Information”) provided by Consultant pursuant to this Agreement will be treated by the Company as confidential, will be solely for the information and assistance of the Company in connection with its consideration of transactions of the type referred to in this Agreement and will not be used, circulated, quoted or otherwise referred to for any other purpose, nor will it be filed with, included in or referred to, in whole or part, in any registration statement, proxy statement or any other communication, whether written or oral, prepared, issued or transmitted by the Company or any affiliate, director, officer, employee, agent or representative of any thereof, without, in each instance, Consultant’s prior written consent.

Further, in connection with this engagement of Consultant, it is contemplated that the Company may supply to Consultant certain non-public or proprietary information concerning the Company (the “Company Confidential Information”). Consultant shall use Company Confidential Information solely for the purposes of rendering services pursuant to and in accordance with this engagement and shall not disclose any Company Confidential Information to any person, other than its officers, directors, employees and outside advisors with a need to know.

For the purposes of this Agreement, the Company Confidential Information and the Consultant Confidential Information (collectively, the “Confidential Information”) shall not include:

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a)
information which is in the public domain at the date of disclosure of the Confidential Information to the party in receipt of such Confidential Information (the “Receiving Party”) to or which thereafter enters the public domain through no fault of the Receiving Party (but only after it enters the public domain);

b)	information which is already known to the Receiving Party at the time of its disclosure to the Receiving Party;

c)
information which, following its disclosure to the Receiving Party, is received by the Receiving Party without obligation of confidence from a third party who the Receiving Party had no reason to believe was not lawfully in possession of such information free of any obligation of confidence; and

d)	expertise which the Receiving Party has at the date hereof or which the Receiving Party develops or enhances as a result of reviewing the information or material provided.

The Receiving Party shall be entitled to disclose Confidential Information:

a)	if required pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official; or

b)	to those of its employees, agents and advisors that have a need to know the Confidential Information.

Section 6. Potential Conflicts. The Company acknowledges that although Consultant and its affiliates may have and may continue to have investment banking and other relationships with parties other than the Company pursuant to which Consultant may acquire information of interest to the Company, Consultant shall have no obligation to disclose such information to the Company, or to use such information in connection with any contemplated transaction. The Company recognizes that Consultant is being engaged hereunder to provide the services described above only to the Company and is not acting as an agent or a fiduciary of, and shall have no direct duties or liability to, the equity holders of the Company or any third party in connection with its engagement hereunder, all of which are hereby expressly waived. No one other than the Company is authorized to rely upon the engagement of Consultant hereunder or any statements, advice, opinions or conduct by Consultant.

Section 7. Indemnification. The Company hereby agrees to indemnify and hold harmless Consultant and its assigns and affiliates, the respective directors, officers, attorneys and other agents, stockholders and employees of Consultant and its affiliates and each other person, if any, controlling Consultant or any of its affiliates (Consultant and each such person and entity being referred to as a “Consultant Indemnified Person”), to the full extent lawful, from and against any losses, claims, damages or liabilities or actions (including without limitation shareholder actions, actions brought by VC Arjent and actions arising from the use of information contained in documents prepared by the Company or omissions from such materials) related to or arising out of its engagement or Consultant’s role in connection herewith, and will pay (or, if paid by a Consultant Indemnified Person, reimburse such Indemnified Person) for all reasonable fees and expenses (including, without limitation, legal fees and expenses) incurred by such Consultant Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses which result from any compromise or settlement not approved by the Company or which result primarily from the fraud, willful misconduct or gross negligence of any Consultant Indemnified Person. The foregoing agreement shall be in addition to any rights that any Indemnified Person may have at common law or otherwise, including without limitation any right to contribution. The foregoing obligations of indemnification shall be fulfilled upon the monthly presentation of appropriate bills and receipts by the Consultant Indemnified Person which shall be paid within twenty days of receipt.

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Consultant agrees to indemnify and hold harmless the Company and its respective directors, officers, attorneys and other agents, shareholders and employees of the Company (the Company and any such person or entity being referred to here as a “Company Indemnified Person”), to the full extent lawful, from and against any losses, claims, damages or liabilities or actions relating to arising out of the breach by Consultant of its representations, warranties and covenants contained in this Agreement, including, without limitation, the representations, warranties and covenants contained in Sections 4 and 5 of this Agreement, and will pay (or, if paid by a Company Indemnified Person, reimburse such Company Indemnified Person) for all reasonable fees and expenses (including, without limitation, legal fees and expenses) incurred by such Company Indemnified Person in connection with investigating, planning or defending any such action or claim whether or not in connection with pending or threatened litigation in which any Company Indemnified Person is a party. Consultant will not, however, be responsible for any claims, liabilities, losses, damages or expenses which result from any compromise or settlement not approved by Consultant or which result primarily from the fraud, willful misconduct or negligence of any Company Indemnified Person, or any breach by the Company of its obligations hereunder. The foregoing agreement shall be in addition to any rights that any Company Indemnified Person may have at common law or otherwise, including without limitation any right to contribution. The foregoing obligations of indemnification shall be fulfilled upon the monthly presentation of appropriate bills and receipts by the indemnified party which shall be paid within twenty days of receipt.

If any action or proceeding is brought against any Consultant Indemnified Person or Company Indemnified Person (collectively, an “Indemnified Person”) in respect of which indemnity may be sought pursuant hereto, or if any Indemnified Person receives notice from any potential litigant or a claim which such person reasonably believes will result in the commencement of any such action or proceeding, or of the existence of any such claim, the Indemnified Person shall immediately notify the other party of all relevant facts relating thereto, but the failure so to notify such other party of any such action or proceeding shall not relieve the other party from any other obligation or liability which it may have to any Indemnified Person otherwise than under this Agreement or with respect to any other action or proceeding, except if and to the extent that the other party is prejudiced by such failure so to notify. In case any such action or proceeding shall be brought against any Indemnified Person, the other party shall be entitled to assume the defense of such action or proceeding or participate in such action or proceeding with counsel of the other party’s choice, or compromise or settle such action or proceeding, at its expense (in which case the other party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by such Indemnified Person). Notwithstanding the other party’s election to assume the defense of such action or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such action or proceeding at its own cost and expense.

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In order to provide for the just and equitable contribution, if a claim for indemnification hereunder is found unenforceable in a final judgement by a court of competent jurisdiction (not subject to further appeal), even though the express provisions hereof provide for indemnification in such case, then the Company and Consultant shall contribute to the losses, claims, damages, judgements, liability or costs to which the Indemnified Person may be subject in accordance with the relative benefits received by, and the relative fault of, each in connection with the statements, acts or omissions which resulted in such losses, claims, damages, judgements, liabilities or costs. Consultant and the Company agree that a pro rata allocation would be unfair. No person found liable for a fraudulent misrepresentation, omission or gross negligent behavior shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation, omission or gross negligent behavior.

Notwithstanding the foregoing, Consultant shall not be obligated to contribute to any amount hereunder that exceeds the amount of fees or compensation received or to be received by Consultant for its services to the Company hereunder.

These indemnification provisions shall (i) remain operative and in full force and effect regardless of any completion of the engagement of Consultant, (ii) inure to the benefit of any successors, assigns, heirs or personal representative of any Indemnified Person; and (iii) be in addition to any other rights that any Indemnified Person may have.

Section 8. Complete Agreement; Severability; Amendments; Assignment. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes any prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Consultant and the Company.

This Agreement shall be binding upon and inure to the benefit of the Company, Consultant, each Indemnified Person and their respective successors and permitted assigns.

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Section 9. Notices. Notices must be in writing and shall be given by personal delivery or by facsimile copy followed by executed originals sent by registered mail, return receipt requested, as follows:

(i) to the Company at:

26 Executive Park, Suite 250
Irvine, CA 92614
Attention: Daryl Cohen, CEO
Facsimile: (949) 861-2591; or

(ii) to the Consultant’s at:

BK Financial Services, LLC
16 Palatine Court
Syossett, NY
11791
Facsimile: 516-624-9655

Meyer Capital Corporation
PO Box 6187
Ketchum, Id
83340
Facsimile: ______________

or to such other address or facsimile number as may be designated by notice given by either party to the other. Any demand, notice or other communication given by person delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and if given by facsimile, on the day of transmittal thereof if given during normal business hours of the recipient and on a business day during which such normal business hours next occur if not given during such hours on any day.

Section 10. Governing Law and Choice of Forum. This Agreement and the legal relations between the parties hereto shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of California without regard to its principles of conflict or choice of Law. Any dispute arising under this Agreement shall be heard in the federal or state courts in Orange County, California.

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Consultant the enclosed original copy of this Agreement.

Very truly yours,

OCEAN WEST HOLDING CORPORATION

By:________________________________
Daryl Cohen
Chief Executive Officer

Accepted as of the date written above.

BK FINANCIAL SERVICES, LLC

By:________________________________
Name:________________________________
Title:________________________________
MEYER CAPITAL CORPORATION

By:________________________________
Name:________________________________
Title:________________________________